FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

08/04/2023

Work Order Item Number: W2023080401382-3071594
Filing Number: 20233395544
Filing Type: Certificate of Correction
Filing Date/Time: 8/4/2023 11:52:00 AM
Filing Page(s): 1

Indexed Entity Information:

Entity ID: E0607272014-4 **Entity Name:** DATCHAT, INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
INCORP SERVICES, INC.
3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0607272014-4
FVAguilar	Filing Number 20233395544
Secretary of State State Of Nevada	Filed On 8/4/2023 11:52:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: DatChat, Inc. Entity or Nevada Business Identification Number (NVID): NV20141741302
2. Document:	Name of document with inaccuracy or defect: Certificate of Designation of Series B Preferred Stock
3. Filing Date:	Filing date of document which correction is being made: July 21, 2023
4. Description:	Description of inaccuracy or defect: Effective date was listed as July 21, 2023. The correct effective date is August 4, 2023.
5. Correction:	Correction of inaccuracy or defect: Effective date - August 4, 2023.
6. Signature: (Required)	X DocuSigned by: Darin Myman 84162E4D1B2A4E2... **Signature** — 08/04/2023 Date

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

07/21/2023

Work Order Item Number:	W2023072101095-3042305
Filing Number:	20233363593
Filing Type:	Certificate of Designation
Filing Date/Time:	7/21/2023 12:41:00 PM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E0607272014-4 **Entity Name:** DATCHAT, INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
INCORP SERVICES, INC.
3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of *FVAguilar* Secretary of State State Of Nevada	Business Number **E0607272014-4** Filing Number **20233363593** Filed On **7/21/2023 12:41:00 PM** Number of Pages **4**

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

- [x] Certificate of Designation
- [ ] Certificate of Amendment to Designation - Before Issuance of Class or Series
- [ ] Certificate of Amendment to Designation - After Issuance of Class or Series
- [ ] Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: DatChat, Inc. Entity or Nevada Business Identification Number (NVID): NV20141741302
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 07/21/2023 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series B Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	[ ] Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.
	[ ] Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* See attachment.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X /s/ Darin Myman Signature of Officer Date: 07/21/2023

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

DATCHAT, INC.

CERTIFICATE OF DESIGNATION
OF
SERIES B PREFERRED STOCK

The following recital and resolution was duly adopted by the board of directors (the "**Board of Directors**") of DatChat, Inc., a Nevada corporation (the "**Corporation**"), in accordance with the provisions of Nevada Revised Statutes ("**NRS**") 78.1955:

WHEREAS, the articles of incorporation of the Corporation (as amended, the "**Articles of Incorporation**"), authorizes the issuance of up to 20,000,000 shares of preferred stock, par value $0.0001 per share (the "**Preferred Stock**"), issuable from time to time in one or more series, and further provides that the Board of Directors is expressly authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such shares, and to determine the rights (including, but not limited to, voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, (i) a series of Preferred Stock be, and hereby is, authorized and established by the Board of Directors and is hereby designated as "Series B Preferred Stock", (ii) the Board of Directors hereby authorizes 2,000,000 shares of Series B Preferred Stock for issuance and (iii) the Board of Directors hereby fixes the voting powers, designations, preferences, limitations, restrictions and relative rights of such shares of Preferred Stock, in addition to any provisions set forth in the Articles of Incorporation that are applicable to all series of the Preferred Stock, as set forth in this certificate of designation (the "**Certificate of Designation**").

1. Designation, Amount and Par Value. The series of Preferred Stock created hereby shall be designated as the Series B Preferred Stock (the "**Series B Preferred Stock**"), and the number of shares so designated shall be 2,000,000. The shares of Series B Preferred Stock shall have a par value of $0.0001 per share and will be uncertificated and represented in book-entry form.

2. Dividends and Other Distributions. The holder of Series B Preferred Stock, as such, shall not be entitled to receive dividends or other distributions of any kind.

3. Voting Rights. Except as otherwise mandated by applicable law, the holders of the shares of Series B Preferred Stock shall have only the following voting rights:

3.1 The outstanding shares of Series B Preferred Stock shall have ten (10) votes per share, and shall vote together with the outstanding shares of the Corporation's common stock, par value $0.0001 per share (the "**Common Stock**"), as a single class exclusively with respect to the Authorized Stock Increase (as defined herein) and shall not be entitled to vote on any other matter. For the avoidance of doubt, no holders of the outstanding shares of Series B Preferred Stock, as such, shall have any right to vote on any other matter as to which any holder of the Corporation's capital stock would be entitled to vote and any such right that would be provided or available under the NRS (including, without limitation, any right of the holder(s) of the Series B Preferred Stock to vote as a separate class or series on any matter, including, without limitation, the Authorized Stock Increase, regardless of whether such right arises pursuant to NRS 78.2055, 78.207 and 78.390 or otherwise), is hereby specifically denied. As used herein, the term "**Authorized Stock Increase**" means any proposal to increase the number of shares of Common Stock that the Corporation is authorized to issue, together with any ancillary or administrative matters necessary or advisable in connection with the implementation of such increase.

3.2 The shares of Series B Preferred Stock shall be voted, without action by the holder, on the Authorized Stock Increase in the same proportion as shares of Common Stock are voted (excluding any shares of Common Stock that are not voted) on the Authorized Stock Increase.

4. **Rank; Liquidation.** The Series B Preferred Stock shall have no rights as to any distribution of assets of the Corporation for any reason, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

5. **Transfer.** The Series B Preferred Stock may not be Transferred (as defined herein) at any time prior to shareholder approval of the Authorized Stock Increase without the prior written consent of the Corporation, which consent must be approved in advance by a duly adopted resolution of the Board of Directors. "**Transferred**" means, directly or indirectly, whether by merger, consolidation, share exchange, division, or otherwise, the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of the shares of Series B Preferred Stock (or any right, title or interest thereto or therein) or any agreement, arrangement or understanding (whether or not in writing) to take any of the foregoing actions.

6. **Redemption.**

6.1 The outstanding shares of Series B Preferred Stock shall be redeemed in whole, but not in part (i) if such redemption is ordered by the Board of Directors in its sole discretion, automatically and effective at any date and time specified by the Board of Directors in its sole discretion, or (ii) automatically and effective immediately after the effectiveness of the Authorized Stock Increase (any such redemption pursuant to this Section 6.1, the "**Redemption**"). As used herein, the "**Redemption Time**" shall mean the effective time of the Redemption.

6.2 The consideration payable for the outstanding shares of Series B Preferred Stock redeemed in the Redemption shall be an amount equal to $10 in cash (the "**Redemption Price**"), payable at the Redemption Time.

6.3 From and after the time at which the shares of Series B Preferred Stock is called for Redemption (whether automatically or otherwise) in accordance with Section 6.1, such shares of Series B Preferred Stock shall cease to be outstanding, and the only right of the former holder of such shares of Series B Preferred Stock, as such, will be to receive the applicable Redemption Price. The shares of Series B Preferred Stock redeemed by the Corporation pursuant to this Certificate of Designation shall be automatically retired and restored to the status of an authorized but unissued share of Preferred Stock, effective immediately after such Redemption. Notice of a meeting of the Corporation's shareholders for the submission to such shareholders of any proposal to approve the Authorized Stock Increase shall constitute notice of the Redemption of the shares of Series B Preferred Stock and result in the automatic Redemption of the shares of Series B Preferred Stock at the Redemption Time pursuant to Section 6.1 hereof. In connection with the filing of this Certificate of Designation, the Corporation has set apart funds for payment for the Redemption of the shares of Series B Preferred Stock and shall continue to keep such funds apart for such payment through the payment of the price for the Redemption of such share.

7. **Severability.** Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 21st day of July, 2023.

DocuSigned by:
Darin Myman
84182E4D1B2A4E2...

Name: Darin Myman
Title: Chief Executive Officer